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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed registration statements on Form S-8 (File No. 33-70342), Form S-8 (File No. 33-63752), Form S-8 (File No. 333-11975), Form S-8 (File No. 333-80925) and Form S-8 (File No. 333-40540).

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Las Vegas, Nevada
June 28, 2001

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Exhibit 23.1 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS